                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of NOVA Corporation for the registration of 3,500,000 shares of its common stock of our report dated February 22, 2000 with respect to the consolidated financial statements and schedule of NOVA Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

May 15, 2000
Atlanta, Georgia